Exhibit 1.1

FORM OF

DEALER MANAGER AGREEMENT

[            , 2020]

Pacific Oak Capital Markets, LLC

3200 Park Center Drive, Suite 600

Costa Mesa, CA 92626

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”) and Pacific Oak Capital Markets, LLC (the “Dealer Manager”).

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s dividend reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering to the public four classes of Shares, Class T shares, Class S shares, Class D shares and Class I shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”)

per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s dividend reinvestment plan, the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price generally equal to the Company’s prior month’s NAV per share, or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, before any applicable selling commissions and dealer manager fees (the “transaction price”), of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1.    Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a.    A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b.    The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c.    As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

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d.    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.    Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g.    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h.    The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i.    At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.    The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k.    The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

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l.    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

m.    Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.

2.    Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a.    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b.    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c.    It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

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d.    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.    It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3.    Obligations and Compensation of Dealer Manager.

a.    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b.    Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c.    Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class T Primary Shares and Class S Primary Shares, and sales of certain Class D Primary Shares, all as described in Schedule 2 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, and all or a portion of the selling commissions may be reallowed by the Dealer

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Manager to the Dealers who sold the Class T Primary Shares, Class S Primary Shares and Class D Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d.     Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class T Primary Shares, as described in Section 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Dealers who sold the Class T Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e.    Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, subject to the limitations set forth in Section 3.f. below, the Company will pay to the Dealer Manager a distribution fee with respect to sales of Class T, Class S and Class D shares as described in Schedule 2 to this Agreement (the “Distribution Fee”). The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Distribution Fee to any Dealers who sold the Class T, Class S or Class D Shares giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Dealer who sold the Class T, Class S or Class D Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares, then Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease in, and Dealer shall not receive the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

Notwithstanding the foregoing, the Dealer Manager will rebate the Distribution Fee to the Company with respect to sales of Class T, Class S or Class D Shares to the extent a Dealer or Servicing Dealer is not eligible to receive such Distribution Fee, unless the Dealer Manager is serving as the broker dealer of record with respect to such Class T, Class S or Class D Shares, as applicable. No Distribution Fee is payable with respect to the Class I Shares.

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f.    The Dealer Manager will cease receiving the Distribution Fee with respect to individual Class T, Class S and Class D shares when they are no longer outstanding, including as a result of conversion to Class I shares described below. Each Class T, Class S or Class D share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share on the earliest of (i) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a dividend reinvestment plan or received as stock dividends) equals or exceeds, in the aggregate, 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued, provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross proceeds from the sale of all shares of such class held by such stockholder within such account (including the gross proceeds of any shares issued under the Company’s dividend reinvestment plan), (ii) a listing of the Class I shares, and (iii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets. In addition, after termination of the primary portion of an Offering, the Company will cease paying the Distribution Fees with respect to each Class T, Class S or Class D share sold in that Offering (i.e., pursuant to the Registration Statement for such Offering), on the date when, the Company, with the assistance of the Dealer Manager, determines that all underwriting compensation paid or incurred in connection with such Offering from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all Primary Shares sold in such Offering. Each such share shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the end of the month in which such determination is made. For purposes of this Agreement, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

g.    The terms of any reallowance of selling commissions, dealer manager fees and the Distribution Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Distribution Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Distribution Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Distribution Fees to Dealers on behalf of the Dealer Manager without incurring any liability.

h.    In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or Pacific Oak Capital Advisors, LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of

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FINRA; provided, however, that, the aggregate of all underwriting compensation paid in connection with the Offering may not exceed 10.0% of the gross proceeds from the sale of the Primary Shares in such Offering, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.i.

i.    In addition to reimbursement as provided under Section 3.h, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under NASAA Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

j.    The Dealer Manager may elect to pay supplemental fees and commissions to certain Dealers and Servicing Dealers with respect to Primary Shares, which may be paid at the time of sale or over time, provided, however, that the parties acknowledge and agree that (1) such supplemental fees and commissions will be considered underwriting compensation subject to the 10% underwriting compensation limit and (2) such supplemental fees and commissions will not be reimbursed by the Company.

k.    The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

l.    The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

4.    Indemnification.

a.    To the extent permitted by the Company’s charter and the provisions of Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such

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application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

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b.    The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 (the “USA Patriot Act”); or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c.    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to

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the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d.    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party

e.    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with

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the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.    Survival of Provisions.

a.    The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b.    The respective agreements of the Company and the Dealer Manager set forth in Sections 3.c. through 3.i. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6.    Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Los Angeles, California.

7.    Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.    Successors and Amendment.

a.    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

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b.    This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

c.    Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9.    Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10.    Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company.

11.    Prospectus and Authorized Sales Materials. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this section.

12.    Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the

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Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines and any applicable standard of care under Regulation Best Interest promulgated under the Exchange Act. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Class D shares and Class I shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Dealers who are authorized to sell such shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13.    Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit “A” to this Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14.     Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Pacific Oak Capital Markets, LLC Attn: 3200 Park Center Drive, Suite 600 Costa Mesa, CA 92626 Email:

If to the Company:	Pacific Oak Strategic Opportunity REIT, Inc. Attn: 11766 Wilshire Blvd., Suite 1670 Los Angeles, CA 90025 Email:

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

PACIFIC OAK CAPITAL MARKETS, LLC

By:
Name: Title:

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-236010.

Schedule 2

Compensation

I.     Selling Commissions

Subject to certain Dealers’ right to retain selling commissions as described in the Selected Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares, (b) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares and (c) up to 1.5% of the transaction price per share of each sale of Class D Primary Shares pursuant to a Selected Dealer Agreement between the Dealer Manager and a Dealer which provides for the payment of such selling commission and reallowance to such Dealer. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I shares or DRIP Shares, or any Class D shares other than those described above.

II.    Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRIP Shares.

III.     Distribution Fee

The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class T shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T shares; provided, however, with respect to Class T shares sold through certain Dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class S shares and Class D shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class I shares.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Pacific Oak Capital Markets, LLC, as the dealer manager (“Dealer Manager”) for Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), a Maryland corporation which will be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) subject to the following terms:

I.    Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated [            , 20    ], attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to the Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 4 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act.

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Except as specifically set forth in Schedule III hereto, nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

II.    Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Pacific Oak Strategic Opportunity REIT, Inc.” Purchase orders which include (i) instruments of payment received by the Company at least two (2) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first calendar day of the month (based on the prior month’s transaction price per share of the applicable share). Any redemption requests must be made in accordance with the applicable procedures described in the Company’s offering document, the Company’s Share Redemption Program and applicable law, rules and regulations. The parties acknowledge and agree that a redemption request is not received in “good order” unless the redemption request and all required documentation is complete and received by the Company’s transfer agent by the applicable redemption request deadline described in the Company’s offering document or otherwise specified by the Company in writing.

If the Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.    Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s dividend reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at a purchase price generally equal to the Company’s prior month’s NAV per share, or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, before any applicable selling commissions and dealer manager fees (“transaction price”) of the applicable class of shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, (a) a minimum initial purchase of $2,500 in Class T shares, Class S shares and Class D shares is required, and additional investments of such shares may be made in cash in minimal increments of at least $500 in such Shares, and (b) a minimum initial purchase of $1,000,000 in Class I Shares is required, and additional investments may be made in cash in minimal increments of at least $500 in Class I Shares unless such minimums are waived by the Dealer Manager. The Shares are nonassessable.

IV.     Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.    Representations, Warranties and Covenants of Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i)	It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii)

It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii)

The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)	All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v)

It shall notify Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

(vi)

Dealer will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories unless the Dealer receives prior written consent from Dealer Manager.

(vii)	Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Dealer.

VI.    Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to the Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, the Dealer shall pay the amount specified to the Dealer Manager within ten (10) days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three (3) days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VII.    Prospectus and Authorized Sales Materials; Compliance with Laws

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors. Dealer agrees that it shall have delivered (i) to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Dealer by the Dealer Manager and (ii) to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Dealer by the Dealer Manager. The Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the

Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, and (d) this Agreement and the Prospectus as amended and supplemented. Further, with respect to any use by the Dealer of electronic delivery of offering documents or subscription agreements and electronic signatures, the Dealer agrees to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time, and the Dealer agrees to execute and deliver to the Company the side letter attached as Schedule III of this Agreement and abide by the terms thereof. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.    License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including, without limitation, FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.    Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and Regulation Best Interest promulgated under the Exchange Act. Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. The Dealer will sell Class T shares, Class S shares, Class D shares and Class I shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class D shares and Class I shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class D shares and Class I shares as described in the Prospectus. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

The Dealer further represents that it understands that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

X.    Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) the Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the

Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI.    Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, The Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. The Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.    Privacy.

The Dealer agrees as follows:

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.    Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Redemption Program (the “SRP”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the SRP at any time in accordance with the terms of the SRP. The Dealer hereby agrees that so long as the Company is offering Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

XIV.    Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law.    The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Los Angeles FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.    Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Shares by such Dealer’s customer after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.    Use of Company and Pacific Oak Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Dealer of the name or identifying marks of the Company, the Dealer Manager or “Pacific Oak” (or any combination or derivation thereof). The Dealer Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Dealer that use the Company’s or Pacific Oak’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.    Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Pacific Oak Capital Markets, LLC Attn: 3200 Park Center Drive, Suite 600 Costa Mesa, California 92626 Email:

If to the Company:	Pacific Oak Strategic Opportunity REIT, Inc. Attn: 11766 Wilshire Blvd., Suite 1670 Los Angeles, California 90025 Email:

If to Dealer:	To the address specified by the Dealer herein.

XVIII.    Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in Los Angeles, California.

XIX. No Partnership.

Except as specifically set forth in Schedule III hereto, nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

THE DEALER MANAGER:

PACIFIC OAK CAPITAL MARKETS, LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.    IDENTITY OF DEALER:

Company Name:

Type of entity:	(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2.    Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:	Signature
Name:
Title:

Date:

SCHEDULE I

ADDENDUM

TO

SELECTED DEALER AGREEMENT WITH

PACIFIC OAK CAPITAL MARKETS, LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Distribution Fees as agreed upon between Pacific Oak Capital Markets, LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and Dealer in connection with the offering of Shares of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”).

Upfront Selling Commissions and Dealer Manager Fees.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares that the Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer an upfront selling commission in an amount up to the percentage, if any, set forth below of the transaction price per share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares, or for sales of any Class I shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber, and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class T Primary Shares that the Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer a dealer manager fee in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares by Dealer. Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP.

The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and the Company has accepted the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following the Company’s acceptance of the subscription.

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares or Class S shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Distribution Fees.

The payment of the Distribution Fee to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class T shares, Class S shares and/or Class D shares, eligibility to receive the Distribution Fee with respect to the Class T shares, Class S shares and/or Class D shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares.

The Dealer hereby represents by its acceptance of each payment of the Distribution Fee that it complies with the above requirement. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D shares giving rise to such Distribution Fees.

Subject to the conditions described herein, the Dealer Manager will reallow to Dealer the Distribution Fee in an amount described below, on Class T shares, Class S shares or Class D shares, as applicable, sold by Dealer. To the extent payable, the Distribution Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D shares, then Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease in, and Dealer shall not receive the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

As described in the Prospectus, the Company and the Dealer Manager will cease paying the Distribution Fee with respect to individual Class T, Class S and Class D shares when they are no longer outstanding, including as a result of conversion to Class I shares described below. Each Class T, Class S or Class D share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) each with an equivalent aggregate NAV as such share on the earliest of (i) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a dividend reinvestment plan or received as stock dividends) equals or exceeds, in the aggregate, 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued, provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross proceeds from the sale of all shares of such class held by such stockholder within such account (including the gross proceeds of any shares issued under the Company’s dividend reinvestment plan), (ii) a listing of the Class I shares, and (iii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets. In addition, after termination of the primary portion of an Offering, the Company and the Dealer Manager will cease paying the Distribution Fees with respect to each Class T, Class S or Class D share sold in that Offering (i.e., pursuant to the Registration Statement for such Offering), on the date when, the Company, with the assistance of the Dealer Manager, determines that all underwriting compensation paid or incurred in connection with such Offering from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all Primary Shares sold in such Offering. Each such share shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the end of the month in which such determination is made. For purposes of this Agreement, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Distribution Fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions, dealer manager fees, Distribution Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the Offering is limited to such selling commissions and reallowed dealer manager fees and Distribution Fee, as applicable, from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Distribution Fee to the Dealer.

Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Distribution Fee, until it is paid to and received by the Dealer Manager. Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Distribution Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Distribution Fees, as applicable, to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions, dealer manager fees or Distribution Fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Distribution Fee is limited solely to the proceeds of selling commissions, dealer manager fees and the Distribution Fee, as applicable, receivable from the Company and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Distribution Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Distribution Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that Dealer is solely responsible for retaining the selling commissions due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, Dealer will not be entitled to receive any selling commissions, dealer manager fees or Distribution Fee which would cause the aggregate amount of selling commissions, dealer manager fees, Distribution Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with an Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of the Primary Shares in such Offering.

Due Diligence

In addition, as set forth in the Prospectus, the Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse the Dealer for reasonable bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐  Class T Shares                    ☐  Class S Shares                    ☐  Class D Shares                    ☐  Class I Shares

The following reflects the selling commission, dealer manager fee and/or the Distribution Fee as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

Class T shares

(Initials)	Upfront Selling Commission of 3.0% of the transaction price per Class T share sold in the Primary Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares. Should the Dealer wish to customize its Upfront Selling Commission, it should instead complete and initial the relevant row below.

(Initials)	Upfront Dealer Manager Fee of 0.5% of the transaction price per Class T share sold in the Primary Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares. Should the Dealer wish to customize its Upfront Dealer Manager Fee, it should instead complete and initial the relevant row below.

(Initials)

Customized Upfront Selling Commission of up to 3.5% of the transaction price per Class T share sold in the Primary Offering (but, when taken together with the Upfront Dealer Manager Fee, not to exceed 3.5% in the aggregate)*

Please insert your Upfront Selling Commission Percentage:     %

By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)

Customized Upfront Dealer Manager Fee of up to 3.5% of the transaction price per Class T share sold in the Primary Offering (but, when taken together with the Upfront Selling Commission, not to exceed 3.5% in the aggregate)*

Please insert your Dealer Manager Fee Percentage:     %

By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Please insert your total cap for aggregate selling commissions, dealer manager fees, and Distribution Fees paid with respect to the Class T shares (subject to a maximum cap of 8.75% of gross proceeds): %	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Distribution Fee at an Annualized Rate the aggregate NAV of outstanding Class T shares, consisting of an advisor distribution fee (Annualized Rate) and a dealer distribution fee (Annualized Rate) the aggregate NAV of outstanding Class T shares.	By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements. Should the Dealer wish to customize the split of the Distribution Fee, please proceed to the row immediately below.

(Initials)

Customized Distribution Fee at an Annualized Rate calculated based on the aggregate NAV of outstanding Class T shares, consisting of an advisor distribution fee and a dealer distribution fee calculated based on the aggregate NAV of outstanding Class T shares (but, when such fees are taken together, will equal 0.85% (Annualized Rate) the aggregate NAV of outstanding Class T shares).

Please insert your custom Distribution Fee rate.

Advisor distribution fee:     %

Dealer distribution fee:     %

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

Class S shares

(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S shares.

(Initials)	Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares	By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

(Initials)	Please insert your total cap for aggregate selling commissions, dealer manager fees, and Distribution Fees paid with respect to the Class S shares (subject to a maximum cap of 8.75% of gross proceeds): %	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S shares.

Class D shares

(Initials)	Upfront Selling Commission of up to 1.5% of the transaction price per Class D share sold in the Primary Offering	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D shares.

(Initials)	Distribution Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares	By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

(Initials)	Please insert your total cap for aggregate selling commissions, dealer manager fees, and Distribution Fees paid with respect to the Class D shares (subject to a maximum cap of 8.75% of gross proceeds): %	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D shares.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

PACIFIC OAK CAPITAL MARKETS, LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

TO

SELECTED DEALER AGREEMENT WITH

PACIFIC OAK CAPITAL MARKETS, LLC

NAME OF ISSUER: PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, dealer manager fees, Distribution Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

Date:

SCHEDULE III

TO

SELECTED DEALER AGREEMENT WITH

PACIFIC OAK CAPITAL MARKETS, LLC

            , 20

[name of selected dealer]

[address]

[address]

Re:	Pacific Oak Strategic Opportunity REIT, Inc.

Ladies and Gentlemen:

Reference is made to the Selected Dealer Agreement (the “Selected Dealer Agreement”) as of [insert date] between [name of selected dealer] (“you”) and Pacific Oak Capital Markets, LLC (the “Dealer Manager”), relating to your participation in the distribution of shares of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”). All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Selected Dealer Agreement.

You have indicated that you may wish to utilize electronic delivery with respect to the delivering of the Prospectus, Subscription Agreement and Authorized Sales Materials and electronic signature with respect to a subscriber’s execution of a Subscription Agreement. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.    You will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures.

2.    You will comply with all applicable rules, regulations and guidelines issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations and guidelines pertaining to electronic delivery of the Prospectus, Subscription Agreement and Authorized Sales Materials and electronic signature of the Subscription Agreement.

3.    You will comply with all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures, as may be amended from time to time (the “Statement of Policy”). You will comply with such requirements in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted the Statement of Policy. You acknowledge that you are acting as an agent of the Company only with respect to the delivery of the Prospectus, Subscription Agreement and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent your actions are in compliance with the Statement of Policy and the Selected Dealer Agreement.

4.    You will also comply, as applicable, with the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.

5.    You agree to indemnify and hold harmless the Company, the Dealer Manager, Pacific Oak Capital Advisors, LLC (the “Advisor”) and each person who controls any of them within the meaning of either Section 15 of the Securities Act (collectively, the “Indemnitees”), from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, arising out of any breach of this agreement.

6.    This agreement is for the benefit of each of the Indemnitees.

7.    In consideration of the foregoing, the Company hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth herein.

8.    This agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the choice-of-law principles thereof.

9.    Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this agreement shall not be affected or impaired in any way.

10.    This agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

11.    Sections 5, 6 and 8 through 11 shall survive termination of this agreement.

12.    This agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

Very truly yours,
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By:
Name:
Title:

Accepted	as of the date hereof:

[NAME OF SELECTED DEALER]

By:
Name: Title: